                                                              EXHIBIT 3.(i)2


                            CERTIFICATE OF AMENDMENT
                                   OF RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        BIOSITE DIAGNOSTICS INCORPORATED


                  Biosite Diagnostics Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That resolutions were duly adopted by the Board of Directors of Biosite Diagnostics Incorporated, providing that the Restated Certificate of Incorporation of the Corporation be amended by changing so much of Section (A) of Article IV as now reads:

                                   "ARTICLE IV

         (A) Classes of Stock. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Twenty Million Three Hundred Twenty-Eight Thousand Eight Hundred Forty-Seven (20,328,847) of which Twelve Million (12,000,000) shares of the par value of One Cent ($.01) each shall be Common Stock (the "Common Stock") and Eight Million Three Hundred Twenty-Eight Thousand Eight Hundred Forty-Seven (8,328,847) shares of the par value of One Cent ($.01) each shall be Preferred Stock (the "Preferred Stock").

         The Preferred Stock shall be designated the "Series A Preferred Stock," the "Series B Preferred Stock," the "Series C Preferred Stock," the "Series D Preferred Stock" and the Series E Preferred Stock, which series shall consist of 610,000 shares, 2,156,336 shares, 2,204,167 shares, 1,900,010 shares and
1,458,334 shares, respectively.

         Subject to Section 6, the Preferred Stock may be issued from time to time in one or more series. Except for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such shares. The Board of Directors is also authorized to determine or alter the rights (including, but not limited to, the voting rights), preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series by filing a certificate pursuant to the applicable law of the State of Delaware."

to read as follows:
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                                   "ARTICLE IV

         (A) Classes of Stock. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Thirty Million (30,000,000) of which Twenty-One Million Six Hundred Seventy-One Thousand One Hundred Fifty-Three (21,671,153) shares of the par value of One Cent ($.01) each shall be Common Stock (the "Common Stock") and Eight Million Three Hundred Twenty-Eight Thousand Eight Hundred Forty-Seven (8,328,847) shares of the par value of One Cent ($.01) each shall be Preferred Stock (the "Preferred Stock").

         The Preferred Stock shall be designated the "Series A Preferred Stock," the "Series B Preferred Stock," the "Series C Preferred Stock," the "Series D Preferred Stock" and the Series E Preferred Stock, which series shall consist of 610,000 shares, 2,156,336 shares, 2,204,167 shares, 1,900,010 shares and
1,458,334 shares, respectively.

         Subject to Section 6, the Preferred Stock may be issued from time to time in one or more series. Except for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such shares. The Board of Directors is also authorized to determine or alter the rights (including, but not limited to, the voting rights), preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series by filing a certificate pursuant to the applicable law of the State of Delaware."



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                  SECOND: That said amendment was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware. Written consent of the stockholders has been given with respect to the foregoing amendment in accordance with section 228 of the General Corporation Law of the State of Delaware, and written notice has been given as provided in section 228.

                  IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Kim D. Blickenstaff, its President, and attested by Christopher J. Twomey, its Assistant Secretary, as of this ____ day of __________, 1997.



                                               By _____________________________
                                                       Kim D. Blickenstaff
                                                            President


Attest:



___________________________________
   Christopher J. Twomey
   Assistant Secretary


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